Exhibit 99.1

198 Davenport Road

Toronto, Ontario, Canada, M5R 1J2

February 13, 2023

VIA EDGAR

U.S. Securities and Exchange Commission

Division of Corporation Finance

Office of Energy & Transportation

100 F Street, NE

Washington, D.C. 20549

Re:	Brazil Potash Corp. (CIK No. 0001472326) Draft Registration Statement on Form F-1 Representation Pursuant to Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

Reference is made to the draft Registration Statement on Form F-1 (as amended, the “Registration Statement”) of Brazil Potash Corp., a foreign private issuer existing under the laws of the Province of Ontario, Canada (the “Company”), to which this letter is being included as Exhibit 99.1, in connection with the proposed initial public offering of the common shares of Company (the “IPO”). The Registration Statement currently includes (a) the audited consolidated statements of financial position of the Company as of December 31, 2021 and 2020, and the audited consolidated statements of loss and other comprehensive loss, audited consolidated statements of changes in equity and audited consolidated statements of cash flows of the Company for the years ended December 31, 2021 and 2020, together with the notes to such audited consolidated financial statements, prepared in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board and interpretations of the International Financial Reporting Interpretations Committee, and (b) the unaudited condensed consolidated interim financial statements of the Company as of and for six months ended June 30, 2022 and 2021, together with the notes to such unaudited condensed consolidated interim financial statements.

Reference is further made to Item 8.A.4 of Form 20-F, which requires that “in the case of the company’s initial public offering, the audited financial statements also shall be as of a date not older than 12 months at the time the document is filed”. The Company is hereby submitting this letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F (“Instruction 2”), which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship”. Accordingly, pursuant to Instruction 2, the Company hereby represents to the U.S. Securities and Exchange Commission (the “Commission”) that:

(i)

the Company is not required by any jurisdiction outside the United States, including Canada (where the Company is incorporated), to comply with a requirement to include audited financial statements not older than 12 months as of the date the Registration Statement containing such audited financial statements is filed in connection with the IPO;

(ii)	full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company;

(iii)	the Company does not currently anticipate that its audited financial statements for the fiscal year ended December 31, 2022 will be available on or before March 31, 2023; and

(iv)

in no event will the Company seek effectiveness of the Registration Statement if its audited financial statements included therein are older than 15 months at the time of the proposed consummation of the IPO.

The Company hereby submits this letter via EDGAR to the Commission as Exhibit 99.1 to the Registration Statement.

Sincerely, BRAZIL POTASH CORP.

By:	/s/ Matthew Simpson
Name: Matthew Simpson
Title: Chief Executive Officer and Director